Exhibit 99.1

Response Biomedical Corp. Announces Expansion of Chinese Distribution for RAMP® Cardiovascular Products

Vancouver, British Columbia, November 25, 2013 – Response Biomedical Corp. (“Response” or the “Company”) (TSX: RBM, OTCBB: RPBIF) today announced that it has entered into agreements to distribute its Cardiovascular portfolio of RAMP® products with two new distributors in China, doubling Response’s total number of distributors in a country that represents more than 60% of Response’s worldwide sales. These new distribution agreements follow the approval of Response’s RAMP® branded cardiovascular Point of Care Testing (“POCT”) portfolio by the China Food and Drug Administration (“CFDA”).

The new distributors, Shanghai Elite Biotech Co., Ltd. and Beijing Clear Biotech Co., Ltd., are leading distributors of innovative diagnostic technologies and laboratory products to hospitals in China. Both new distributors will market Response’s cardiovascular tests on Response’s RAMP® branded readers. The territory allocated between the two distributors encompasses all of China. Response’s existing distributors in China will continue to market Response’s cardiovascular products under their own brand labels and registrations. These new distributors, as well as Response’s current two distributors, will sell to the estimated $365 million POCT market in China, a market growing at a rate of 12% per year1.

“Owning our own product registrations in China enables us to speedily add new distributors in China without waiting the many months required for new distributors to obtain their own regulatory clearances,” commented Jeff Purvin, Chief Executive Officer of Response. “In addition, we believe that our two new distributors have the experience and reputation to penetrate many more provinces in China than our current distributors, leading to increased sales growth potential.”

Zheng Wang, Response’s Asia Pacific General Manager, added, “Now that we own our own China regulatory clearances, Response can more decisively and effectively manage any underperforming or inefficient components of our China distribution channels, thereby enabling us to better ensure that all of our distributors are satisfactorily meeting their contractual sales commitments.”

About Response Biomedical Corp.

Response develops, manufactures and markets rapid on-site diagnostic tests for use with its RAMP® Platform for clinical, biodefense and environmental applications. RAMP® represents a unique paradigm in diagnostics that provides reliable laboratory quality results in minutes. The RAMP® Platform consists of a reader and single-use disposable test cartridges and has the potential to be adapted to more than 250 medical and non-medical tests currently performed in laboratories. Response clinical tests are commercially available for the aid in early detection of heart attack, congestive heart failure, influenza A and B and RSV. In the non-clinical market, RAMP® tests are currently available for the environmental detection of West Nile Virus and for Biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin.

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1 2013 TriMark Publications, LLC. Point of Care Diagnostic Testing World Markets.

More specifically, the RAMP® 200 is an advanced, multi-port version of Response’s single-port RAMP® Reader. It is ideally suited for small laboratories and can also be a less expensive solution for high throughput laboratories as it allows for the running of up to 36 individual tests per hour. Both the RAMP® Reader and RAMP® 200 devices utilize Response’s patented technology for providing lab quality test results within minutes. More information on the proprietary RAMP® Platform can be found at www.responsebio.com.

The Company has achieved CE Marking and 510(k) clearance for Response Infectious Disease and Response Cardiovascular tests on the RAMP® Platform and its Quality Management System is registered to ISO 13485: 2003 and ISO 9001: 2008.

About Beijing Clear Biotech Co., Ltd. and Shanghai Elite Biotech Co., Ltd.

Beijing Clear Biotech Co., Ltd.

Founded in 2001 in Beijing, Beijing Clear Biotech Co., Ltd (“Beijing Clear”) is a privately held distributor of POCT products in China with a particularly strong geographic focus on north China. Beijing Clear is known for its industrial expertise and marketing experience in the POCT segment and sells POCT devices and supplies to hospitals, physician office laboratories and other primary care settings. For additional information, please visit the company's website at www.clear-bj.com.

Shanghai Elite Biotech Co., Ltd.

Shanghai Elite Biotech Co., Ltd. (“SEB”) is headquartered in Shanghai and is a privately held distributor focused on selling POCT products. SEB’s well-managed sales force and sub distribution network has expanded its geographical scope from focusing only on selling in and around to Shanghai to now broadly selling in both east and south China. SEB is known for its professional knowledge of medical laboratory science, technology and services and for having extensive experience and capabilities in the direct and indirect selling of rapid on-site diagnostic systems and consumables to multiple tiers of hospitals.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Response Biomedical Corp. Examples of forward-looking statements in this press release include statements regarding our estimate of a $365 million POCT market in China growing at a rate of 12% per year, our belief that our existing distributors in China will continue to market our cardiovascular products under their own brand labels and registrations, our belief that owning our own product registrations in China enables us to speedily add new distributors in China without waiting the many months required for new distributors to obtain their own regulatory clearances, our belief that our two new distributors have the experience and reputation to penetrate many more provinces in China than our current distributors, leading to increased sales growth potential, and our belief that now that we own our own China regulatory clearances, we can more decisively and effectively manage any underperforming or inefficient components of our China distribution channels, thereby enabling us to better ensure that all of our distributors are satisfactorily meeting their contractual sales commitments. These statements are only predictions based on the Company’s current expectations and projections about future events. Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct.

Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Response Biomedical Corp.:
W.J. (Bill) Adams, 604-456-6010
Chief Financial Officer
ir@responsebio.com